Exhibit 99.1

Empire Global Corp. Enters into Material Definitive Agreement to Acquire e-sports gaming developer in South, Korea.

TORONTO, KOREA and NEW YORK, September 25, 2014 - Empire Global Corp. (the company) (EMGL.OTCQB) announced today the entry into a Material Definitive Agreement to acquire Zizon Group Co. Ltd.

Zizon is a corporation focused on marketing, consulting, advertisement and planning in the business of operating and providing technical skills, website solutions, consultancy in e-sports gaming market throughout South Korea and internationally.

Zizon has developed a proprietary leading edge "e-sports" website and platform based in Asia. The current beta website is expected to go-live in conjunction with the League of Legends World Championships to be held in Seoul, Korea in October 2014.

Over the past 6 years Zizon has accumulated a massive online community populating multiple game competitions. The Company intends to commercially deploy the platform to its audience on a global scale in October 2014. Currently the Zizon beta tested its e-community has a customer base of approximately 110,000 registered users and is expected to grow to over 1,000,000 paying users through 2015. As a result of this acquisition we are now developing tactics and strategies specifically for the commercial application and monetization this future gaming market estimated to grow to over $110 Billion in size.

Michele Ciavarella, Chairman and CEO of Empire Global Corp., comments, "The addition of Zizon Group to our portfolio is a key to our build-out plan to becoming a leader in the global online global gaming and wagering space. The Zizon community gives Empire Global a major head start in the development of the massive e-sports gaming and wagering space which is widely considered as the fastest growing market and the future of mobile gaming applications."

About Empire Global Corp.

Empire Global Corp. is a company focussed on developing world-class services and venues in the global online gambling industry. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing operators in geographically diversified jurisdictions. Additional information may be found on our website at www.emglcorp.com

Forward Looking Statements

Information in this news release may contain statements about future expectations, plans, prospects or performance of Empire Global Corp., that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "plan", "can be," "expects," "may affect," "believed," "estimate," "project" and similar words and phrases are intended to identify such forward-looking statements. Empire Global Corp. cautions you that any forward-looking information provided by or on behalf of Empire Global Corp. is not a guarantee of future performance. None of the information in this press release constitutes or is intended as an offer to sell securities or investment advice of any kind. Empire Global Corp.'s actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Empire Global Corp.'s control. In addition to those discussed in Empire Global Corp.'s press releases, public filings, and statements by Empire Global Corp.'s management, including, but not limited to, Empire Global Corp.'s estimate of the sufficiency of its existing capital resources, Empire Global Corp.'s ability to raise additional capital to fund future operations, Empire Global Corp.'s ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities, and in identifying contracts which match Empire Global Corp.'s capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. Empire Global Corp. does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Michele Ciavarella, B.Sc.
Chairman and CEO
ceo.emgl@emglcorp.com